CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Lehman Brothers Institutional Liquidity Series and to the use of our report dated December 22, 2004 on the statement of assets and liabilities of the Lehman Brothers Prime Money Fund, a series of Lehman Brothers Institutional Liquidity Series. Such statement of assets and liabilities appears in the Lehman Brothers Institutional Liquidity Series' Statement of Additional Information.


                                                   /s/TAIT, WELLER & BAKER

                                                   TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 22, 2004